                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                       TENDER OF SHARES OF COMMON STOCK
                                      OF
                              DH TECHNOLOGY, INC.

  THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT
12:00 MIDNIGHT, NEW YORK CITY TIME, ON TUESDAY, AUGUST 12, 1997, UNLESS THE OFFER IS EXTENDED.

  As set forth in "The Offer--Procedure for Tendering Shares" of the Offer to Purchase (as defined below), this form or one substantially equivalent hereto must be used to accept the Offer (as defined below) if certificates representing shares of Common Stock, without par value (the "Shares"), of DH Technology, Inc., a California corporation (the "Target"), are not immediately available or if the procedures for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach The Bank of New York, as Depositary, prior to the Expiration Date (as defined in "The Offer--Terms of the Offer, Proration and Expiration Date" of the Offer to Purchase). Such form may be delivered by hand or transmitted by telegram or facsimile transmission or mailed to The Bank of New York, as Depositary, and must include a guarantee by an Eligible Institution (as defined in "The Offer--Procedure for Tendering Shares" of the Offer to Purchase). See "The Offer--Procedure for Tendering Shares" of the Offer to Purchase.

                       The Depositary for the Offer is:

                             THE BANK OF NEW YORK

        By Mail:            Facsimile Transmission      By Hand or Overnight
                                                              Courier:

                                 (for Eligible
                              Institutions only):
                                (212) 815-6213

    Tender & Exchange                                     Tender & Exchange
       Department                                            Department
     P.O. Box 11248                                      101 Barclay Street
  Church Street Station                                  Receive and Deliver
   New York, New York                                          Window
       10286-1248                                     New York, New York 10286

                          For Confirmation Telephone:
                                (800) 507-9357

  DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

  This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED

  Ladies and Gentlemen:

  The undersigned hereby tenders to AX Acquisition Corporation, a California corporation (the "Purchaser") and an indirect wholly owned subsidiary of Axiohm S.A., a French corporation (the "Parent"), upon the terms and subject to the conditions set forth in the Purchaser's Offer to Purchase, dated July 16, 1997 (the "Offer to Purchase"), and in the related Letter of Transmittal (which together with any amendments or supplements thereto, collectively constitute the "Offer"), receipt of which is hereby acknowledged, Shares pursuant to the guaranteed delivery procedures set forth in "The Offer-- Procedure For Tendering Shares" of the Offer to Purchase.



 Number of Shares: _________________       Name(s) of Record Holder(s):


 Certificate Nos. (if available):          -----------------------------------


 -----------------------------------       -----------------------------------
                                                     (Please Print)


 -----------------------------------
                                           Address(es):


 Check ONE box if Shares will be
 tendered by Book-Entry Transfer:          -----------------------------------


 [_]The Depository Trust Company           -----------------------------------


 [_]Philadelphia Depository Trust          Area Code and Tel. No.: ___________
 Company

                                           Signature(s):

 Account Number: ___________________

                                           -----------------------------------


 Dated: _____________________ , 1997
                                           -----------------------------------



                                   GUARANTEE

                   (NOT TO BE USED FOR SIGNATURE GUARANTEE)

  The undersigned, an Eligible Institution, hereby guarantees to deliver to The Bank of New York, as Depositary, either the certificates representing the Shares tendered hereby, in proper form for transfer, or a Book-Entry Confirmation (as defined in "The Offer--Procedure For Tendering Shares" of the Offer to Purchase) of a transfer of such Shares, in any such case together with a properly completed and duly executed Letter of Transmittal, or a manually signed facsimile thereof, with any required signature guarantees, and any other documents required by the Letter of Transmittal within five trading days after the date hereof. A "trading day" is any day on which the Nasdaq National Market(R) is open for business.


 Name of Firm:                            Name:
            -------------------------          -------------------------------

                                                     (Please print)

 Address:
     -----------------------------        Title:

                                              --------------------------------

 Area Code and Tel. No.:
                   ------------------     Date:
                                              --------------------------------

 ------------------------------------
         Authorized Signature


  NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.